UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 9, 2016 (March 4, 2016)

GNC HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	001-35113 (Commission File Number)	20-8536244 (IRS Employer Identification No.)

300 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 288-4600
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
______________________________________________________________________________

Item 1.01	Entry Into a Material Definitive Agreement

On March 4, 2016, General Nutrition Centers, Inc. (the “Company”), a Delaware corporation and wholly owned indirect subsidiary of GNC Holdings, Inc. (“Holdings”), entered into a Replacement and Incremental Facility Amendment (the “Amendment”) to that certain Credit Agreement, among the Company, as Borrower, its parent company, GNC Corporation (the “Parent”), a Delaware corporation and wholly owned indirect subsidiary of Holdings, as Parent, the Lenders party thereto, Goldman Sachs Bank USA, as Syndication Agent, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”). Pursuant to the Amendment, the Company increased the size of its revolving credit capacity (the “Revolving Credit Facility”) from $130 million to $300 million and extended the maturity of the Revolving Credit Facility from March 3, 2017 to September 2, 2018.

The foregoing description of the material terms of the Amendment is qualified in its entirety by the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit Number                    Description
10.1                            Amendment dated as of March 4, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2016
GNC HOLDINGS, INC.

By: /s/ Tricia K. Tolivar
Tricia K. Tolivar
Executive VP and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Amendment, dated as of March 4, 2016